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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Valero Energy Corporation for the registration of 10,000,000 shares of its 2% Mandatory Convertible Preferred Stock and to the incorporation by reference therein of our report dated March 19, 2003 with respect to the consolidated financial statements of Valero Energy Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                             /s/ Ernst & Young

San Antonio, Texas
July 10, 2003